UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2004

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed in Item 2.01 below, II-VI Incorporated entered into a definitive Agreement and Plan of Merger whereby II-VI Incorporated (“II-VI”) acquired (the “Acquisition”) all the equity interests of Marlow Industries, Inc. (“Marlow”), a designer and manufacturer of thermoelectric solutions for cooling and power generation based on compound semiconductor materials. Also, in connection with the Acquisition, II-VI replaced its existing $45.0 million credit facility with a new $60.0 million credit facility as detailed in Item 2.03 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2004, II-VI and its wholly-owned subsidiary, II-VI Acquisition Co., entered into a definitive Agreement and Plan of Merger whereby II-VI Incorporated acquired all the equity interests of Marlow. The Acquisition was structured as a reverse triangular merger where II-VI Acquisition Co. was merged with and into Marlow with Marlow becoming a wholly-owned subsidiary of II-VI. The merger became effective on December 13, 2004. Under the terms of the Agreement and Plan of Merger, II-VI paid approximately $31 million in cash for Marlow, subject to certain post-closing adjustments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2004, in connection with the Acquisition as discussed under Item 2.01, II-VI replaced its existing $45.0 million credit facility which was scheduled to expire in August 2005 with a new $60.0 million credit facility. The facility, agented by PNC Bank, has a five-year life and contains term and line of credit borrowing options. The facility is collateralized by a pledge of 65% of the stock of certain of the Company’s foreign subsidiaries and has an interest rate range of LIBOR plus 0.75% to LIBOR plus 1.50%. The facility is subject to certain restrictive covenants, including minimum net worth, leverage and a minimum consolidated debt service coverage ratio, which are similar to the covenants in the previous facility.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not required.

(b) Pro Forma Financial Information.

Not required.

(c) Exhibits.

The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B to this Form:

2.1	Agreement and Plan of Merger by and among II-VI Incorporated and II-VI Acquisition Co. and Marlow Industries, Inc. and its Shareholders dated as of December 10, 2004.

10.1	$30,000,000 Revolving Credit Facility $30,000,000 Term Loan Credit Agreement by and among II-VI Incorporated, its subsidiary guarantors, various lenders and PNC Bank, National Association dated December 10, 2004.

99.1	Press Release dated December 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: December 14, 2004	By:	/s/ CARL J. JOHNSON
Carl J. Johnson
Chairman and Chief Executive Officer

Date: December 14, 2004	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among II-VI Incorporated and II-VI Acquisition Co. and Marlow Industries, Inc. and its Shareholders dated as of December 10, 2004.

10.1	$30,000,000 Revolving Credit Facility $30,000,000 Term Loan Credit Agreement by and among II-VI Incorporated, its subsidiary guarantors, various lenders and PNC Bank, National Association dated December 10, 2004.

99.1	Press Release dated December 13, 2004.